UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2015

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Rd. Fairlawn, Ohio		44333
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 666-3751

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On May 26, 2015, A. Schulman, Inc., a Delaware corporation (the “Company”), entered into an indenture (the “Indenture”) among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), relating to the issuance by the Company of $375 million aggregate principal amount of 6.875% Senior Notes due 2023 (the “Notes”). The Notes were sold on May 26, 2015 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Notes bear interest at a rate of 6.875% per annum. Interest on the Notes is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2015. The Notes mature on June 1, 2023 and are senior unsecured obligations of the Company and are guaranteed on a senior basis by the Guarantors.

The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that, among other things, limit the Company’s and its subsidiaries’ ability to incur additional indebtedness, pay dividends or other restricted payments, incur liens on assets, enter into transactions with affiliates, merge or consolidate with another company, and transfer or sell all or substantially all of the Company’s assets. Upon the occurrence of a “change of control,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Company may redeem the Notes at any time and from time to time on or after June 1, 2018 at redemption prices of 105.156%, 103.438% or 101.719% of the principal amount thereof if the redemption occurs during the 12-month periods beginning June 1 of the years 2018, 2019 and 2020, respectively, and at a redemption price of 100.000% of the principal amount thereof on and after June 1, 2021, in each case, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date. The Company may also redeem some or all of the Notes at any time and from time to time prior to June 1, 2018 at a price equal to the sum of 100% of the principal amount thereof plus a “make-whole” premium, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the redemption date. In addition, at any time and from time to time prior to June 1, 2018, the Company may redeem up to 35% of the aggregate principal amount of the Notes with net cash proceeds of certain equity offerings of the Company at a redemption price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, so long, among other matters, as at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after any such redemption.

The Company will use the net proceeds from the sale of the Notes, together with borrowings under the Company’s new senior secured credit facilities and the net proceeds from the sale of the Company’s convertible special stock to finance the Company’s acquisition of HGGC Citadel Plastics Holdings, Inc. (“Citadel”), which we refer to as the “Citadel Acquisition,” refinance certain existing debt of the Company and Citadel and pay related fees and expenses. Pending the consummation of the Citadel Acquisition and such application of proceeds, the gross proceeds from the sale of the Notes together with certain cash or cash equivalents have been deposited into an escrow account held by an escrow agent. The Citadel Acquisition is expected to be consummated on June 1, 2015, however, in the event that this does not occur and certain other conditions are not met on or prior to July 15, 2015 or if the Company determines not to pursue the consummation of the Citadel Acquisition, the Notes will be subject to a special mandatory redemption at a redemption price equal to the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, and the amounts held in the escrow account will be used to fund such redemption. Any amounts remaining in the escrow account after funding such redemption will be returned to the Company. Until their release from escrow, the amounts held in the escrow account will be pledged for the benefit of the holders of the Notes.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. Generally, an event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The foregoing description of the Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company also entered into a registration rights agreement, dated May 26, 2015 (the “Registration Rights Agreement”), among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the initial purchasers of the Notes. Under the Registration Rights Agreement, each of the Company and the Guarantors agreed, among other things, to use its commercially reasonable efforts to cause an offer to exchange the Notes for a new issue of substantially identical exchange notes registered under the Securities Act to be completed within 540 days after May 26, 2015. Under specified circumstances, the Company will be required to file a shelf registration statement with the U.S. Securities and Exchange Commission covering resales of the Notes. The Company may be required to pay additional interest if it fails to comply with the registration and exchange requirements set forth in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company has various relationships with the initial purchasers of the Notes. Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In addition, certain of the initial purchasers or their respective affiliates have a lending relationship with the Company. These initial purchasers, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

Cautionary Statements

Certain matters discussed in this Current Report on Form 8-K that are not historical or current facts, including the Company’s ability to consummate the Citadel Acquisition and the timing of the closing of the Citadel Acquisition for any reason, whether or not the fault of the Company, deal with potential future circumstances and developments. Such matters may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation, and specifically decline any obligation, other than that imposed by law, to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated May 26, 2015, among A. Schulman, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (including the Form of 6.875% Senior Note due 2023)

4.2	Registration Rights Agreement, dated May 26, 2015, among A. Schulman, Inc., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the initial purchasers of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. SCHULMAN, INC.
Date: May 28, 2015
	By:	/s/ David C. Minc
Name: David C. Minc
Title: Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated May 26, 2015, among A. Schulman, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (including the Form of 6.875% Senior Note due 2023)

4.2	Registration Rights Agreement, dated May 26, 2015, among A. Schulman, Inc., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the initial purchasers of the Notes.